As filed with the Securities and Exchange Commission on May 13, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0168604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Kirby Drive, Suite 600	77098
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
2013 EMPLOYEE STOCK OPTION PLAN
(Full title of the plan)
Damian W. Olthoff
General Counsel and Secretary
PROS Holdings, Inc.
3200 Kirby Drive, Suite 600
Houston, Texas 77098
(713) 335-5151
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Amended and Restated 2017 Equity Incentive Plan	3,100,000	$ 37.79 (2)	$ 117,149,000 (2)	$ 12,780.96
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2013 Employee Stock Purchase Plan	500,000	$ 32.12 (3)	$ 16,060,000 (3)	$ 1,752.15

(1)	Represents shares of Common Stock (as defined below) of Registrant (as defined below). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (as defined below) shall also cover any additional shares of Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $37.79, which represents the average of the high and low price per share of Registrant’s Common Stock on May 12, 2021 as reported on the New York Stock Exchange (“NYSE”).
(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $32.12 per share (calculated by taking 85% of $37.79, which represents the average of the high and low price per share of Registrant’s Common Stock on May 12, 2021 as reported on the NYSE). Pursuant to the 2013 ESPP (as defined below), the purchase price of the shares of Common Stock reserved for issuance thereunder will be equal to 85% of the fair market value of the Common Stock on the first day or the last day of the offering period, whichever is less.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by PROS Holdings, Inc. (“Registrant”) to register additional shares of common stock of Registrant, par value $0.001 per share (“Common Stock”) issuable pursuant to the Amended and Restated 2017 Equity Incentive Plan, as amended (the “2017 Plan”), and the 2013 Employee Stock Purchase Plan, as amended (“2013 ESPP”), and consists of only those items required by General Instruction E to Form S-8.

This Registration Statement registers 3,100,000 additional shares of Common Stock reserved for issuance under the 2017 Plan, which shares are in addition to the 2,500,000 shares of Common Stock previously registered pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2017, and the 2,050,000 shares of Common Stock previously registered pursuant to a Registration Statement on Form S-8 filed with the Commission on May 20, 2019. The contents of the Registration Statements on Form S-8 previously filed with the Commission on July 7, 2017 and on May 20, 2019 are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

In addition, this Registration Statement registers 500,000 additional shares of Common Stock reserved for issuance under the 2013 ESPP, which shares are in addition to the 500,000 shares of Common Stock previously registered pursuant to a Registration Statement on Form S-8 filed with the Commission on February 11, 2014. The contents of the Registration Statement on Form S-8 filed with the Commission on February 11, 2014 are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

The additional 3,100,000 shares being registered under the 2017 Plan and the additional 500,000 shares being registered under the 2013 ESPP pursuant to this Registration Statement were approved at the Annual Meeting of Stockholders of Registrant held on May 12, 2021. After giving effect to this Registration Statement, an aggregate of 7,650,000 shares of Common Stock have been registered for issuance pursuant to the 2017 Plan and an aggregate of 1,000,000 shares of Common Stock have been registered for issuance pursuant to the 2013 ESPP.

PART I

Information Required in the Section 10(a) Prospectus

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of documents by reference

Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.    Registrant’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 (the “Annual Report”), filed with the Commission on February 12, 2021, including the description of Registrant’s Common Stock contained in Exhibit 4.6 thereto;

b.    all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

c.    Registrant’s Registration Statement No. 001-33554 on Form 8-A filed with the Commission on June 21, 2007 pursuant to Section 12(b) of the Exchange Act, which describes the terms, rights and provisions applicable to Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits

The following exhibits are incorporated by reference herein.

Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 of Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Commission on June 27, 2007, as amended).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Registrant’s Form 8-K filed with the Commission on April 29, 2020).
4.3
Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 of Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Commission on June 27, 2007, as amended).

4.4	Registration Statement No. 001-33554 on Form 8-A filed with the Commission on June 21, 2007, incorporated herein by reference pursuant to Item 3(c).
4.5	Amended and Restated 2017 Equity Incentive Plan (filed as Appendix A to Registrant's Proxy Statement filed with the Commission on March 25, 2019).
4.6	2013 Employee Stock Purchase Program (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed with the Commission on June 7, 2013).
5.1*	Opinion and consent of DLA Piper LLP (US).
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 13th day of May 2021.

PROS HOLDINGS, INC.

By:	/s/ Andres Reiner
Andres Reiner
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andres Reiner and Stefan Schulz and each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Andres Reiner	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2021
Andres Reiner

/s/ Stefan Schulz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2021
Stefan Schulz
/s/ Scott Cook	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 13, 2021
Scott Cook

/s/ William Russell	Chairman of the Board	May 13, 2021
William Russell

/s/ Carlos Dominguez	Director	May 13, 2021
Carlos Dominguez

/s/ Raja Hammoud	Director	May 13, 2021
Raja Hammoud

/s/ Catherine Lesjak	Director	May 13, 2021
Catherine Lesjak

/s/ Greg B. Petersen	Director	May 13, 2021
Greg B. Petersen

/s/ Timothy V. Williams	Director	May 13, 2021
Timothy V. Williams

/s/ Mariette M. Woestemeyer	Director	May 13, 2021
Mariette M. Woestemeyer